UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2025

Richtech Robotics Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-41866	88-2870106
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2975 Lincoln Rd, Las Vegas, NV	89115
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 236-3835

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class B Common Stock, par value $0.0001 per share	RR	The Nasdaq Stock Market LLC

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth below in Item 5.07 is incorporated by reference in this Item 5.02.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On September 29, 2025, Richtech Robotics Inc., a Nevada corporation (the “Company”) held its 2025 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders voted on the following two proposals:

Proposal 1 - Election of Directors

Stephen Markscheid was elected to serve on the Board of Directors (the “Board”) for a three-year term that expires at the 2028 Annual Meeting of Stockholders, or until his earlier death, resignation or removal and his successor is elected and qualified. The final results of the voting were as follows:

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Stephen Markscheid	387,765,611	2,564,602	-

Proposal 2 - Ratification of Auditors

The Company’s stockholders ratified the appointment of Bush & Associates CPA LLC as the Company’s independent registered public accounting firm for the current fiscal year. The final results of the voting were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
390,212,416	65,562	52,235	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RICHTECH ROBOTICS INC.
Dated: October 1, 2025
	By:	/s/ Zhenwu (Wayne) Huang
Zhenwu (Wayne) Huang
Chief Executive Officer

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